UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-11859

Massachusetts	04-2787865
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

101 Main Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the Pegasystems Inc. 2004 Long-Term Incentive Plan

      At the Annual Meeting of Stockholders of Pegasystems Inc. (the "Company") held on July 12, 2011 (the "Annual Meeting"), the Company's stockholders approved the Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan (the "Plan"). The Plan was previously approved by the Company's Board of Directors, subject to the approval of the Company's stockholders, and became effective with such stockholder approval on July 12, 2011.

      As a result of such stockholder approval, the Plan was amended and modified in the following manner:

  The total number of shares of the Company's common stock available for awards granted under the Plan was increased by 5,000,000, so that the aggregate number of awards that may be granted under the Plan is 12,000,000 shares;
  The term of the Plan was extended from March 10, 2014 through May 18, 2021;
  In addition to stock options, the Plan was clarified to enable the Company to grant other types of equity awards that constitute "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code (the "Code"), including categories of performance goals on which the Company may base an executive's performance-based incentive compensation;
  Awards under the Plan and shares obtained pursuant to or upon exercise of such awards are subject to forfeiture, setoff, recoupment or other recovery if the Plan administrator determines in good faith that such action is required by applicable law or Company policy;
  The provisions for making grants of RSUs under the Plan were clarified;
  Provisions were added to clarify that awards under the Plan will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions; and
  The Plan administrator is provided with discretion to facilitate the achievement of the material purposes of the Plan in jurisdictions outside of the United States where differences in local law, policy or custom may require modification of the terms of the Plan or terms and conditions not included in the Plan.

A more complete description of the terms of the Plan and the material amendments and modifications thereto can be found in "Proposal No. 4 - Approval of the Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan" (pages 30 through 41) in the Company's definitive proxy statement dated May 23, 2011, and filed with the Securities and Exchange Commission on May 23, 2011. The foregoing descriptions are qualified in their entirety by reference to the Plan, a copy of which is filed as Exhibit 10.01 to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on July 12, 2011. At the Annual Meeting, the following items were presented to the stockholders of the Company for their approval, and approved by the indicated votes:

1. To elect six members nominees named in the Company's proxy statement filed with the Commission on May 20, 2011 to serve on the Company's Board of Directors until its 2012 Annual Meeting of Stockholders and until the successors are duly elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:
	Peter Gyenes	Richard Jones	Steven Kaplan	James O'Halloran	Alan Trefler	William Wyman
FOR	32,577,494	32,448,416	32,419,699	31,171,241	32,445,090	31,378,032
AGAINST	175,934	306,021	342,829	1,591,336	317,532	1,375,396
ABSTAIN	9,994	8,985	894	845	800	9,994
Non Votes	2,849,361	2,849,361	2,849,361	2,849,361	2,849,361	2,849,361

2. To approve, by a non-binding advisory vote, the compensation of our named executive officers.

The compensation of the Company's named executive officers was approved on a non-binding advisory basis by a vote of stockholders as follows:
Executive Compensation
FOR	32,625,944
AGAINST	64,065
ABSTAIN	73,413
Non Votes	2,849,361

3. To approve, by a non-binding advisory vote, the frequency of the stockholder advisory vote on the compensation of our named executive officers, for a 1-year, 2-year or 3-year term.

The frequency of the stockholder advisory vote on this matter resulted in a vote of stockholders for a 1-Year term as follows:
Frequency of Stockholder Vote on Executive Compensation
1 Year	32,080,132
2 Year	25,256
3 Year	585,605
Abstain	72,429
Non Votes	2,849,361

Consistent with the stated preference of a majority of the Company's stockholders, the Board of Directors determined that it will hold an annual advisory vote on the compensation of the Company's named executive officers until the next required vote on the frequency of stockholder votes on compensation of named executive officers, which will occur no later than the Company's annual meeting of stockholders in 2017.

4. To approve the Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan.

The Company's Amended and Restated 2004 Long-Term Incentive Plan was approved by a vote of stockholders as follows:
Incentive Plan
FOR	23,882,738
AGAINST	8,808,132
ABSTAIN	72,552
Non Votes	2,849,361

5. To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011.

The proposal was approved by a vote of stockholders as follows:
Auditors
FOR	35,162,127
AGAINST	444,586
ABSTAIN	6,070
Non Votes	0

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit	Description
10.01

The Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan (filed as Appendix A to the Company's definitive proxy statement on Schedule 14A filed with the Commission on May 23, 2011 and incorporated herein by reference).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: July 15, 2011	By:	/s/ Shawn Hoyt
Shawn Hoyt
General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.01

The Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan (filed as Appendix A to the Company's definitive proxy statement on Schedule 14A filed with the Commission on May 23, 2011 and incorporated herein by reference).